Amtech Promotes Fokko Pentinga to President of Amtech Systems, Inc. -
JS Whang to Continue as CEO and Chairman of the Board
Strengthening Management for Future Growth

TEMPE, Arizona – March 16, 2010 – Amtech Systems, Inc. (NASDAQ: ASYS), a global supplier of production and automation systems and related supplies for the manufacture of solar cells, semiconductors, and silicon wafers, today announced that Fokko Pentinga, Managing Director of Amtech Europe and General Manager of Tempress Systems®, Inc., has been promoted to President of Amtech Systems, Inc. The Company also entered into an amended and restated employment agreement with J.S. Whang, who will continue as Chief Executive Officer and Chairman of the Board of Directors of Amtech Systems, Inc.

J.S. Whang, Chief Executive Officer of Amtech, commented, “This appointment of Fokko Pentinga to President of Amtech is another indication of our substantial growth in recent years and, more importantly, the anticipated growth ahead of us, which calls for a strengthening of our management depth. Fokko was instrumental in securing Tempress’ successful R&D partnership with Yingli Green Energy Holding Co., LTD (NYSE: YGE) and the Energy Research Centre of the Netherlands (ECN), and obtaining the recently announced 300MW order from Yingli. Fokko brings to the President’s office a thorough knowledge of our technologies and products and proven management, sales and marketing skills. I am very pleased and excited to have him join our executive ranks. While Fokko has responsibility for all of Amtech’s subsidiaries in his role as President, his near-term focus will be on executing the operational ramp-up needed at our European operations to support our tremendous backlog of solar orders.”

Mr. Pentinga has over 30 years of experience in the semiconductor and solar industries and has spent the past 15 years as general manager of Amtech’s solar subsidiary, Tempress Systems. In December 2008 Mr. Pentinga was appointed as Managing Director of Amtech Europe, which is comprised of Tempress Systems in Vaassen, the Netherlands, and R2D Automation® in Montpellier, France. Amtech’s other subsidiaries include Bruce Technologies®, Inc. in Billerica, Massachusetts, and P.R. Hoffman® Machine Products, Inc. in Carlisle, Pennsylvania.

About Amtech Systems, Inc.
Amtech Systems, Inc. manufactures capital equipment, including silicon wafer handling automation, thermal processing equipment, and related consumables used in fabricating solar cells and semiconductor devices. Semiconductors, or semiconductor chips, are fabricated on silicon wafer substrates, sliced from ingots, and are part of the circuitry, or electronic components, of many products including solar cells, computers, telecommunications devices, automotive products, consumer goods, and industrial automation and control systems. The Company’s wafer handling, thermal processing and consumable products currently address the diffusion, oxidation, deposition, PECVD, and PSG removal steps used in the fabrication of solar cells, semiconductors, MEMS and the polishing of newly sliced silicon wafers. www.amtechsystems.com

Statements contained in this press release that are not historical facts may be forward looking statements within the meaning of the Private Litigation Reform Act. Such statements may use words such as “proposed,” "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to Amtech Systems, Inc. or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties, and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts:
Amtech Systems, Inc
Bradley C. Anderson
Chief Financial Officer
(480) 967-5146

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